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                                                                         Ex 10.6

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement") is made and entered into as of July 15, 2004 (the "Effective Date") by and between CytRx Corporation, a Delaware corporation ("Employer"), and Benjamin Levin, an individual and resident of the State of California ("Employee").

      WHEREAS, Employer desires to engage Employee as an employee, and Employee is willing to be so engaged by Employer, on the terms set forth in this Agreement.

      NOW, THEREFORE, upon the above premises, and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows.

      1. Employment. Effective as of the Effective Date, Employer shall employ Employee, and Employee shall serve, as Employer's General Counsel, Vice President-Legal Affairs and Corporate Secretary on the terms set forth herein.

      2. Duties; Place of Employment. Employee shall perform in a professional and business-like manner, and to the best of his ability, the duties described on Schedule 1 to this Agreement and such other duties as are assigned to him from time to time by Employer's Chief Executive Officer. Employee understands and agrees that his duties, title and authority may be changed from time to time in the discretion of Employer's Chief Executive Officer. Employee's services hereunder shall be rendered at Employer's principal executive offices, except for travel when and as required in the performance of Employee's duties hereunder.

      3. Time and Efforts. Employee shall devote all of his business time, efforts, attention and energies to Employer's business and to discharge his duties hereunder.

      4. Term. The term (the "Term") of Employee's employment hereunder shall commence on the Effective Date and shall expire on the first anniversary thereof, unless sooner terminated in accordance with Section 6. Neither Employer nor Employee shall have any obligation to extend or renew this Agreement. In the event this Agreement shall not be extended or renewed, Employer shall continue to pay Employee his salary as provided for in Section 5.1 during the period commencing on the date of the termination of Employee's employment with Employer and ending on (a) October 15, 2005 or (b) the date of Employee's re-employment with another employer, whichever is earlier.

      5. Compensation. As the total consideration for Employee's services rendered hereunder, Employer shall pay or provide Employee the following compensation and benefits:

            5.1. Salary. Employee shall be entitled to receive an annual salary of One Hundred Seventy-Five Thousand Dollars ($175,000), payable in 24 equal semi-

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monthly installments on the 15th day and the last day of each calendar month during the Term, with the first such installment due on July 31, 2004.

            5.2. Discretionary Bonus. Employee may be eligible for an annual bonus for his services during the Term. Employee's eligibility to receive a bonus, any determination to award Employee such a bonus and, if awarded, the amount thereof shall be in Employer's sole discretion.

            5.3. Stock Options. Employer shall grant Employee as of the Effective Date a nonqualified stock option under Employer's 2000 Long-Term Incentive Plan (the "Plan") to purchase 160,000 shares of Employer's common stock (the "Option"). The Option shall vest and become exercisable as to one-third of the shares covered thereby on each of the first, second and third annual anniversaries of the Effective Date, provided, in each case, that Employee remains in the continuous employ of Employer through such anniversary date. The Option shall (a) be exercisable at an exercise price equal to $1.39 per share, (b) have a term of ten years, and (c) be on such other terms as shall be determined by Employer's Board of Directors (or the Compensation Committee of the Board) and set forth in a customary form of stock option agreement under the Plan evidencing the Option. Notwithstanding anything to the contrary in Section
6.2 or other provision of this Agreement or of the stock option agreement evidencing the Option, upon the occurrence of a "Change in Control" (as defined in the Plan), the Option shall thereupon vest and become exercisable as to all of the shares covered thereby in accordance with the terms of the Plan.

            5.4. Expense Reimbursement. Employer shall reimburse Employee for reasonable and necessary business expenses incurred by Employee in connection with the performance of Employee's duties in accordance with Employer's usual practices and policies in effect from time to time.

            5.5. Vacation. Employee shall be entitled to ten business days of vacation each year during the Term in accordance with California law.

            5.6. Employee Benefits. Employee shall be eligible to participate in any medical insurance and other employee benefits made available by Employer to all of its employees under its group plans and employment policies in effect during the Term. Schedule 2 hereto sets forth a summary of such plans and policies as currently in effect. Employee acknowledges and agrees that, any such plans or policies now or hereafter in effect may be modified or terminated by Employer at any time in its discretion.

            5.7. Payroll Taxes. Employer shall have the right to deduct from the compensation and benefits due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation or benefits of Employee.

      6. Termination. This Agreement may be terminated as set forth in this
Section 6.

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            6.1. Termination by Employer for Cause. Employer may terminate
Employee's employment hereunder for "Cause" upon notice to Employee. "Cause" for this purpose shall mean any of the following:

                  (a) Employee's breach of any material term of this Agreement; provided that the first occasion of any particular breach shall not constitute such Cause unless Employee shall have previously received written notice from Employer stating the nature of such breach and affording Employee at least ten days to correct such breach;

                  (b) Employee's conviction of, or plea of guilty or nolo contendere to, any misdemeanor, felony or other crime of moral turpitude;

                  (c) Employee's act of fraud or dishonesty injurious to Employer or its reputation;

                  (d) Employee's continual failure or refusal to perform his material duties as required under this Agreement after written notice from Employer stating the nature of such failure or refusal and affording Employee at least ten days to correct the same;

                  (e) Employee's act or omission that, in the reasonable determination of Employer's Board of Directors (or a Committee of the Board), indicates alcohol or drug abuse by Employee; or

                  (f) Employee's act or personal conduct that, in the judgment of Employer's Board of Directors (or a Committee of the Board), gives rise to a material risk of liability of Employee or Employer under federal or applicable state law for discrimination, or sexual or other forms of harassment, or other similar liabilities to subordinate employees.

      Upon termination of Employee's employment by Employer for Cause, all compensation and benefits to Employee hereunder shall cease and Employee shall be entitled only to payment, not later than three days after the date of termination, of any accrued but unpaid salary and unused vacation as provided in Sections 5.1 and 5.5 as of the date of such termination and any unpaid bonus that may have been awarded Employee as provided in Section 5.2 prior to such date.

            6.2. Termination by Employer without Cause. Employer may also terminate Employee's employment without Cause upon five days notice to Employee. Upon termination of Employee's employment by Employer without Cause, all compensation and benefits to Employee hereunder shall cease and Employee shall be entitled to payment of (a) any accrued but unpaid salary and unused vacation as of the date of such termination as required by California law, which shall be due and payable upon the effective date of such termination, and (b) an amount (the "Severance Amount"), which shall be due and payable within ten days following the effective date of such termination, equal to three months' salary as provided in Section 5.1. Employer and Employee agree that, if this Agreement is extended or renewed, unless Employer and

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Employee agree otherwise, the Severance Amount under this Section 6.2 shall be increased to six months' salary as provided in Section 5.1.

            6.3. Death or Disability. Employee's employment will terminate automatically in the event of Employee's death or upon notice from Employer in event of his permanent disability. Employee's "permanent disability" shall have the meaning ascribed to such term in any policy of disability insurance maintained by Employer (or by Employee, as the case may be) with respect to Employee or, if no such policy is then in effect, shall mean Employee's inability to fully perform his duties hereunder for any period of at least 75 consecutive days or for a total of 90 days, whether or not consecutive. Upon termination of Employee's employment as aforesaid, all compensation and benefits to Employee hereunder shall cease and Employer shall pay to the Employee's heirs or personal representatives, not later than ten days after the date of termination, any accrued but unpaid salary and unused vacation as of the date of such termination as required by California law.

      7. Confidentiality. While this Agreement is in effect and for a period of five years thereafter, Employee shall hold and keep secret and confidential all "trade secrets" (within the meaning of applicable law) and other confidential or proprietary information of Employer and shall use such information only in the course of performing Employee's duties hereunder; provided, however, that with respect to trade secrets, Employee shall hold and keep secret and confidential such trade secrets for so long as they remain trade secrets under applicable law. Employee shall maintain in trust all such trade secret or other confidential or proprietary information, as Employer's property, including, but not limited to, all documents concerning Employer's business, including Employee's work papers, telephone directories, customer information and notes, and any and all copies thereof in Employee's possession or under Employee's control. Upon the expiration or earlier termination of Employee's employment with Employer, or upon request by Employer, Employee shall deliver to Employer all such documents belonging to Employer, including any and all copies in Employee's possession or under Employee's control.

      8. Equitable Remedies; Injunctive Relief. Employee hereby acknowledges and agrees that monetary damages are inadequate to fully compensate Employer for the damages that would result from a breach or threatened breach of Section 7 of this Agreement and, accordingly, that Employer shall be entitled to equitable remedies, including, without limitation, specific performance, temporary restraining orders, and preliminary injunctions and permanent injunctions, to enforce such Section without the necessity of proving actual damages in connection therewith. This provision shall not, however, diminish Employer's right to claim and recover damages or enforce any other of its legal or equitable rights or defenses.

      9. Indemnification; Insurance. Employer and Employee acknowledge that, as the Vice President-Legal Affairs and Corporate Secretary of the Employer, Employee shall be a corporate officer of Employer and, as such, Employee shall be entitled to indemnification to the full extent provided by Employer to its officers, directors and agents under the Employer's Certificate of Incorporation and Bylaws as in effect as of the

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date of this Agreement. Subject to his insurability thereunder, effective the
Effective Date, Employer shall add Employee as an additional insured under its current policy of directors and officers liability insurance and shall use commercially reasonable efforts to continue to insure Employee thereunder, or under any replacement policies in effect from time to time, during the Term.

      10. Severable Provisions. The provisions of this Agreement are severable and if any one or more provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

      11. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns and Employee and his heirs and representatives; provided, however, that neither party may assign this Agreement without the prior written consent of the other party.

      12. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior or contemporaneous agreements, written or oral, between Employee and Employer relating to the subject matter hereof. Any such prior or contemporaneous agreements are hereby terminated and of no further effect, and Employee, by the execution hereof, agrees that any compensation provided for under any such agreements is specifically superseded and replaced by the provisions of this Agreement.

      13. Amendment. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto and unless such writing is made by an executive officer of Employer (other than Employee). The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

      14. Governing Law. This Agreement is and shall be governed and construed in accordance with the laws of the State of California without giving effect to California's choice-of-law rules.

      15. Notice. All notices and other communications under this Agreement shall be in writing and mailed, telecopied (in case of notice to Employer only) or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

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            If to Employer:

            CytRx Corporation
            11726 San Vicente Boulevard, Suite 650
            Los Angeles, California 90049
            Facsimile: (310) 826-5529
            Attention: Chief Executive Officer

            If to Employee:

            Mr. Benjamin Levin
            8787 Shoreham Drive, #804
            West Hollywood, California 90069

      16. Survival. Sections 7 through 16 shall survive the expiration or termination of this Agreement.

      17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

      18. Attorney's Fees. In any action or proceeding to construe or enforce any provision of this Agreement the prevailing party shall be entitled to recover its or his reasonable attorneys' fees and other costs of suit in addition to any other recoveries.

      IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

                                               "EMPLOYER"

                                               CytRx Corporation

                                               By: /s/ STEVEN A. KRIEGSMAN
                                                   -----------------------------
                                                     Steven A. Kriegsman
                                                     Chief Executive Officer

                                               "EMPLOYEE"

                                               /s/ BENJAMIN LEVIN
                                               ---------------------------------
                                               Benjamin Levin

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                                   Schedule 1

                              Description of Duties

The General Counsel, Vice President-Legal Affairs and Corporate Secretary of CytRx Corporation (the "Company") shall:

      - Organize and direct the Company's corporate activities to protect its legal interests and facilitate the achievement of the Company's goals and objectives.

      - Provide legal counsel and guidance to the officers and other personnel of the Company and advise them as to legislation and regulations which may affect the Company's business activities.

      - Provide counsel and guidance to the executive management on the legal implications of all matters.

      - Counsel and advise all Company executives on the legal aspects and business considerations of activities within their assigned areas, including such matters as business acquisitions and divestitures, investments, employee relations, compliance with federal securities laws and the acquisition, protection and disposition of real and personal property.

      - Initiate, at the discretion of the Chief Executive Officer or Board of Director of Employer, legal action against corporate aggressors and with regard to improper or potentially adverse regulatory or governmental actions.

      - Provide legal counsel and review or prepare and negotiate documents in connection with various company financing arrangements.

      - Provide legal counsel, business advice, review legal aspects of and review and prepare and negotiate documents in connection with corporate acquisitions and divestitures, mergers and business affiliations, purchases or sales of securities and other assets of corporations and the contents of purchase or sale contracts, merger agreements, or other business arrangements; prepare and make appropriate filings and obtain regulatory approvals with respect thereto.

      - Represent the Company in the conduct of all non-insurance relations with state and federal bureaus, departments and agencies.

      - Assist in connection with the preparation of documents for review and approval by executive management for use in meetings of the Board of Directors and Board Committees of the Company.

      - Attend, as requested, meetings of the Board of Directors and Board Committees and record minutes at such meetings.

      - Supervise and coordinate outside counsel to represent the Company or an employee or officer, if appropriate, in all matters.

      -     Review and coordinate the Company's records retention programs.

      - Provide legal counsel in connection with the development of policies and training with regard to preventative law.

                                     S1 - 1
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                                   Schedule 2

                             Summary of Group Plans

      1. See CytRx Corporation Employee Handbook, dated July 15 2004, which is incorporated herein by reference.

                                     S2 - 1